                                                                 EXHIBIT 99.32

                        CERTIFICATE OF INCORPORATION

                                    OF

                           DELIGHT HOLDINGS CO.

                                  * * * * *

     FIRST: The name of the Corporation is Delight Holdings Co.

     SECOND: The address of its registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("Delaware Law").

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 100, and the par value of each such share is $.01, amounting in the aggregate to $1.00.

     FIFTH: The name and mailing address of the incorporator are:

Name                                 Mailing Address
---------------------------          -------------------------------
Kimberly Yule                        450 Lexington Avenue
                                     New York, New York 10017

     SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation.

     SEVENTH: Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

     EIGHTH: (1) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

     (2)(a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this ARTICLE EIGHTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceedings in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this ARTICLE EIGHTH shall be a contract right.

        (b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

     (3) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Delaware Law.

     (4) The rights and authority conferred in this ARTICLE EIGHTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

     (5) Neither the amendment nor repeal of this ARTICLE EIGHTH, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE EIGHTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

     NINTH: The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by Delaware Law and, with the sole exception of those rights and powers conferred under the above ARTICLE

EIGHTH, all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.

     IN WITNESS WHEREOF, I have hereunto signed my name this 13th day of July 1998.


                                     /s/ Kimberly Yule
                                     ---------------------
                                     Kimberly Yule

                           CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              DELIGHT HOLDINGS CO.

     Delight Holdings Co., (the "COMPANY") a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Company, in lieu of meeting by consent, adopted the following resolution:

     RESOLVED THAT THE BOARD OF DIRECTORS HEREBY DECLARES IT ADVISABLE AND IN THE BEST INTEREST OF THE COMPANY THAT ARTICLE FIRST OF THE CERTIFICATE OF INCORPORATION BE AMENDED TO READ AS FOLLOWS:

     FIRST:  THE NAME OF THE CORPORATION IS DECRANE HOLDINGS CO.

     SECOND: That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by Timothy White, this 16th day of July, 1998.



                                       By: /s/ Timothy White
                                           ------------------------------
                                           Timothy White
                                           Vice President and Secretary

                           CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              DECRANE HOLDINGS CO.

     DeCrane Holdings Co., (the "COMPANY") a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DELAWARE LAW"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Company, in lieu of meeting by consent, adopted the following resolution:

             RESOLVED THAT THE BOARD OF DIRECTORS HEREBY DECLARES IT ADVISABLE AND IN THE BEST INTEREST OF THE COMPANY THAT ARTICLE FOURTH OF THE CERTIFICATE OF INCORPORATION BE AMENDED TO READ AS FOLLOWS:

             FOURTH: THE TOTAL NUMBER OF SHARES OF STOCK WHICH THE CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS 6,000,000, CONSISTING OF 3,500,000 SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, AND 2,500,000 SHARES OF PREFERRED STOCK, PAR VALUE $0.01 PER SHARE (THE "PREFERRED STOCK"). THE BOARD OF DIRECTORS IS HEREBY EMPOWERED TO AUTHORIZE BY RESOLUTION OR RESOLUTIONS FROM TIME TO TIME THE ISSUANCE
         OF ONE OR MORE CLASSES OR SERIES OF PREFERRED STOCK AND
         TO FIX THE DESIGNATIONS, POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER RIGHTS, IF ANY, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, IF ANY, WITH RESPECT TO EACH SUCH CLASS OR SERIES OF PREFERRED STOCK AND THE NUMBER OF SHARES CONSTITUTING EACH SUCH CLASS OR SERIES, AND TO INCREASE OR DECREASE THE NUMBER OF SHARES OF ANY SUCH CLASS OR SERIES TO THE EXTENT PERMITTED BY THE DELAWARE LAW.

     SECOND: That the aforesaid amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the Delaware Law.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the Delaware Law.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by Timothy White, this 27th day of August, 1998.



                                       By: /s/ Timothy White
                                           ------------------------------
                                           Name:   Timothy White
                                           Title:  Vice President and Secretary








                                         2